EXHIBIT 8.1

LIST OF SUBSIDIARIES

	Consolidated subsidiaries	Jurisdiction of Incorporation
1.	Korea Hydro & Nuclear Power Co., Ltd.	Korea
2.	Korea South-East Power Co., Ltd.	Korea
3.	Korea Midland Power Co., Ltd.	Korea
4.	Korea Western Power Co., Ltd.	Korea
5.	Korea Southern Power Co., Ltd.	Korea
6.	Korea East-West Power Co., Ltd.	Korea
7.	KEPCO Engineering & Construction Company, Inc.	Korea
8.	KEPCO Plant Service & Engineering Co., Ltd.	Korea
9.	KEPCO Nuclear Fuel Co., Ltd.	Korea
10.	KEPCO KDN Co., Ltd.	Korea
11.	Garolim Tidal Power Plant Co., Ltd.	Korea
12.	KEPCO International HongKong Ltd.	Hong Kong
13.	KEPCO International Philippines Inc.	Philippines
14.	KEPCO Gansu International Ltd.	Hong Kong
15.	KEPCO Philippines Holdings Inc.	Philippines
16.	KEPCO Philippines Corporation	Philippines
17.	KEPCO Ilijan Corporation	Philippines
18.	KEPCO Lebanon SARL	Lebanon
19.	KEPCO Neimenggu International Ltd.	Hong Kong
20.	KEPCO Shanxi International Ltd.	Hong Kong
21.	KOMIPO Global Pte Ltd.	Singapore
22.	KEPCO Canada Energy Ltd.	Canada
23.	KEPCO Netherlands B.V.	Netherlands
24.	KOREA Imouraren Uranium Investment Ltd.	France
25.	KEPCO Australia Pty., Ltd.	Australia
26.	KOSEP Australia Pty., Ltd.	Australia
27.	KOMIPO Australia Pty., Ltd.	Australia
28.	KOWEPO Australia Pty., Ltd.	Australia
29.	KOSPO Australia Pty., Ltd.	Australia
30.	KEPCO Middle East Holding Company	Bahrain
31.	Qatrana Electric Power Company	Jordan
32.	KHNP Canada Energy Ltd.	Canada
33.	KEPCO Bylong Australia Pty., Ltd.	Australia
34.	Korea Waterbury Uranium Limited Partnership	Canada
35.	KEPCO Canada Uranium Investment Limited Partnership	Canada
36.	Korea Electric Power Nigeria Ltd.	Nigeria
37.	KEPCO Holdings de Mexico	Mexico
38.	KST Electric Power Company	Mexico
39.	KEPCO Energy Service Company	Mexico
40.	KEPCO Netherlands S3 B.V.	Netherlands
41.	PT. KOMIPO Pembangkitan Jawa Bali	Indonesia
42.	PT. Cirebon Power Service	Indonesia
43.	KOWEPO International Corporation	Philippines
44.	KOSPO Jordan LLC	Jordan
45.	EWP Philippines Corporation	Philippines
46.	EWP America Inc.	USA
47.	EWP Renewable Co.	USA
48.	DG Fairhaven Power, LLC	USA
49.	DG Kings Plaza, LLC	USA
50.	DG Whitefield, LLC	USA

	Consolidated subsidiaries	Jurisdiction of Incorporation
51.	Springfield Power, LLC	USA
52.	KNF Canada Energy Limited	Canada
53.	PT KEPCO Resource Indonesia	Indonesia
54.	EWP Barbados 1 SRL	Barbados
55.	California Power Holdings, LLC	USA
56.	Gyeonggi Green Energy Co., Ltd.	Korea
57.	PT. Tanggamus Electric Power	Indonesia
58.	Gyeongju Wind Power Co., Ltd.	Korea
59.	KOMIPO America Inc.	USA
60.	EWPRC Biomass Holdings, LLC	USA
61.	KOSEP USA, INC.	USA
62.	PT. EWP Indonesia	Indonesia
63.	KEPCO Netherlands J3 B.V.	Netherlands
64.	Korea Offshore Wind Power Co., Ltd.	Korea
65.	Global One Pioneer B.V.	Netherlands
66.	Global Energy Pioneer B.V.	Netherlands
67.	Mira Power Limited	Pakistan
68.	KOSEP Material Co., Ltd.	Korea
69.	Commerce and Industry Energy Co., Ltd.	Korea
70.	KEPCO Singapore Holding Pte., Ltd.	Singapore
71.	KOWEPO India Private Limited	India
72.	KEPCO KPS Philippines Corp.	Philippines
73.	KOSPO Chile SpA	Chile
74.	PT. KOWEPO Sumsel Operation And Maintenance Services	Indonesia
75.	HeeMang Sunlight Power Co., Ltd.	Korea
76.	Fujeij Wind Power Company	Jordan
77.	KOSPO Youngnam Power Co., Ltd.	Korea

All of the foregoing entities do business under their respective names set forth above.